SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K



                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported)..........July 14, 2000


                          STONE & WEBSTER, INCORPORATED
             (Exact name of registrant as specified in its charter)

            Delaware                    1-1228                   13-5416910
 (State or other jurisdiction   (Commission File Number)   (IRS Employer Number)
       of incorporation)

          245 Summer Street, Boston, MA                 02210
    (Address of principal executive offices)          (Zip Code)

       Registrant's telephone number, including area code: (617) 589-5111
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Item 2.  Acquisition or Disposition of Assets.

In a press  release  issued July 17, 2000, a copy of which is filed  herewith as
Exhibit 99, registrant announced that the United States Bankruptcy Court for the District of Delaware approved the sale of substantially all of the Company's assets to The Shaw Group Inc. (NYSE: SGR) and that the transaction was effectively closed on Friday, July 14, 2000.

As reported in registrant's Form 8-K dated June 6, 2000, registrant and certain of its subsidiaries voluntarily filed for court protection under Chapter 11 of the United States Bankruptcy Code on June 2, 2000.

The Shaw Group was the successful bidder for the registrant's assets in a sale proceeding under Chapter 11 of the United States Bankruptcy Code. Accordingly, the registrant's asset sale agreement with Jacobs Engineering Group Inc., which had previously been reported in registrant's Form 8-K dated June 2, 2000, has been terminated. In connection with the Shaw Group's successful bid, Jacobs became entitled to a $9 million breakup fee and an expense reimbursement not to exceed $1 million.

Under the terms of The Shaw Group's successful bid, Shaw acquired substantially all of the assets and assumed certain liabilities of the registrant, for a total purchase price of approximately $38 million in cash and approximately $105.8 million of Shaw Common Stock (approximately 2.2 million shares). Shaw also assumed liabilities with a book value of approximately $450 million and acquired assets with a book value of approximately $600 million. Shaw has agreed to complete substantially all of the registrant's contracts for current and future projects.

In connection with The Shaw Group's successful bid, The Shaw Group has agreed to file a shelf registration statement with respect to the shares to be received by the registrant. The Shaw Group has also agreed to grant the registrant certain registration rights in connection with any proposed registration of The Shaw Group's shares.

The foregoing is qualified in its entirety by reference to the text of (A) the Asset Purchase Agreement by and among registrant, certain subsidiaries of registrant, and The Shaw Group Inc. and (B) the Registration Rights Agreement by and among, registrant, Stone & Webster Group Limited and The Shaw Group Inc., both of which are filed herewith as Exhibits (2) and (10) respectively. Registrant agrees to furnish supplementally a copy of the omitted disclosure schedules to the Commission upon request
 .
Item 3.  Bankruptcy or Receivership.

Supplementing registrant's Form 8-K dated June 6, 2000, on June 2, 2000, registrant and certain of its subsidiaries filed voluntary petitions seeking relief under chapter 11 of title 11 of the United States Code with the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"), Case 00-02142. The filing provided a constructive procedure for the registrant to maintain its operations,protect employees and ordinary course vendors, seek rapid resolution of value issues and enable a smooth melding of ongoing operations with the ultimate purchaser of the assets of registrant as described in Item 2 above. By Sale Order dated July 13, 2000, the Bankruptcy Court approved the sale to The Shaw Group Inc. as set forth above in Item 2. The registrant continues to operate as a Debtor in Possession subject to the supervision and orders of the Bankruptcy Court.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

     Exhibits

     (2)  Text of Asset Purchase Agreement (schedules omitted)

     (10) Text of Registration Rights Agreement

     (99) Text of registrant's press release dated July 17, 2000









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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                     STONE & WEBSTER, INCORPORATED




                                     By:  /S/ THOMAS L. LANGFORD
                                          --------------------------------------
                                          Thomas L. Langford
                                          Executive Vice President
                                          and Chief Financial Officer

Date:  July 21, 2000


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